Exhibit 99.1

Broadwind Energy Approves Extension of Section 382 Rights Plan

Cicero, Ill., February 5, 2016 —  Broadwind Energy, Inc. (NASDAQ: BWEN) announced today that its Board of Directors has approved an amendment to the Company’s Section 382 Rights Plan (the “Rights Plan”) designed to preserve Broadwind’s substantial tax assets associated with net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code (“Section 382”). The amendment extends the Rights Plan through February 22, 2019.

Broadwind interim CEO Stephanie Kushner stated, “The Rights Plan was designed to serve the interests of all shareholders by helping to protect Broadwind’s valuable tax assets of approximately $200 million that can be used to offset future taxable income.”

Pursuant to U.S. federal income tax rules, Broadwind’s use of certain tax assets could be substantially limited if the Company experiences an “ownership change” (as defined in Section 382). In general, an ownership change occurs if the ownership of Broadwind’s stock by “5 percent shareholders” increases by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years on a rolling basis. Broadwind intends to submit the amendment to the Rights Plan for shareholder ratification at its 2016 Annual Meeting of Stockholders.

In connection with the original implementation of the Rights Plan, the Board declared a non-taxable dividend of one preferred share purchase right (a “Right”) for each outstanding share of Broadwind common stock to the Company’s shareholders of record as of the close of business on February 22, 2013. Under the Rights Plan, any person or group that acquires beneficial ownership of 4.9% or more of the Company’s common stock without Board approval would be subject to significant dilution in the ownership interest of that person or group. Shareholders who owned 4.9% or more of the outstanding shares of Broadwind common stock as of the effective date of the Rights Plan will not trigger the Rights unless they acquire additional shares.

The Rights will expire on the earliest of (i) the close of business on February 22, 2019 (unless that date is advanced or extended by the Board), (ii) the time at which the Rights are redeemed or exchanged under the Rights Plan, (iii) the repeal of Section 382 or any successor statute and the Board’s determination that the Rights Plan is no longer necessary for the preservation of the Company’s NOLs, (iv) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward, or (v) the failure to obtain shareholder ratification of the amendment to the Rights Plan at Broadwind’s 2016 Annual Meeting of Stockholders.

Additional information regarding the amendment to the Rights Plan will be contained in a Form 8-K and in an amendment to Registration Statement on Form 8-A that Broadwind is filing with the Securities and Exchange Commission.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy's talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our third-quarter outlook, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on current expectations, and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on the industries in which we compete, including, but not limited to, the oil and gas and mining markets; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital and our plans to evaluate alternative sources of funding if necessary; our ability to preserve and utilize our tax net operating loss carry-forwards; our plans to continue to grow our business through organic growth; our plans with respect to the use of proceeds from financing activities and our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including those contained in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com